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                                                                     EXHIBIT 8.2




                                 July 28, 1998




Oncormed, Inc.
205 Perry Parkway
Gaithersburg, Maryland 20877

Ladies and Gentlemen:

                 This opinion is being delivered to you in connection with the Agreement and Plan of Merger and Reorganization (the "Agreement") dated as of July 6, 1998, among Gene Logic Inc., a Delaware corporation ("Gene Logic"), Gene Logic Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Gene Logic ("Merger Sub"), and Oncormed, Inc., a Delaware corporation ("Oncormed"). Pursuant to the Agreement, Oncormed will merge with and into Merger Sub (the "Merger").

                 Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

                 We have acted as legal counsel to Oncormed in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

                 1.       The Agreement;

                 2. Representations made to us in a letter by Gene Logic and Merger Sub;

                 3.       Representations made to us in a letter by Oncormed;

                 4. The Form S-4 Registration Statement filed with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"); and

                 5. Such other instruments and documents related to the formation, organization and operation of Gene Logic, Oncormed and Merger Sub and to the consummation of the Merger and the other transactions contemplated by the Agreement as we have deemed
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necessary or appropriate.

                 In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

                 A. Original documents submitted to us (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

                 B. All representations made to us are true and correct as of the date of this letter and will be true and correct as of the Effective Time (and thereafter to the extent related to periods after the Merger). All representations or statements made "to the best knowledge" of a person or similarly qualified are and will be correct without such qualification;

                 C. The Merger will be consummated in accordance with the Agreement without any waiver or breach of any material provision thereof, and the Merger will be effective under the laws of the State of Delaware; and

                 D. The Merger will be reported by Gene Logic and Oncormed on their respective federal income tax returns in a manner consistent with the opinion set forth below.

                 We also understand that Cooley Godward LLP is delivering a tax opinion letter consistent with this letter. We are assuming that such tax opinion letter will be delivered and will not be withdrawn.

                 Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code for federal income tax purposes.

                 In addition to your request for our opinion on this specific matter of federal income tax law, you have asked us to review the discussion of federal income tax issues contained in the Registration Statement. We have reviewed the discussion entitled "Certain Federal Income Tax Consequences" contained in the Registration Statement and believe that, insofar as it relates to statements of law and legal conclusions, it is correct in all material aspects.

                 In addition to the assumptions and representations set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

                 a. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions,
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Oncormed, Inc.                                                     July 28, 1998
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administrative regulations and published rulings and procedures.  Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

                 b. This opinion addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code. This opinion does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). In particular, we express no opinion regarding (i) whether and the extent to which any Oncormed stockholder who has provided or will provide services to Oncormed, Gene Logic or Merger Sub will have compensation income under any provision of the Code; (ii) the effects of such compensation income, including but not limited to the effect upon the basis and holding period of the Gene Logic Common Stock received by any such stockholder in the Merger; (iii) the potential application of the "golden parachute" provisions (Sections 280G, 3121(v)(2) and 4999) of the Code, or the regulations promulgated thereunder; (iv) other than that the Merger will be a reorganization within the meaning of Section 368(a) of the Code and the consequences that follow directly and solely from such characterization, the corporate level tax consequences of the Merger to Gene Logic, Merger Sub or Oncormed, including without limitation the survival and/or availability, after the Merger, of any of the federal income tax attributes or elections of Oncormed, after application of any provision of the Code, as well as the regulations promulgated thereunder and judicial interpretations thereof; (v) the basis of any equity interest in Oncormed acquired by Gene Logic in the Merger; (vi) the tax consequences of any transaction in which Oncormed stock or a right to acquire Oncormed stock was received; or (vii) the tax consequences of the Merger to holders of options or warrants to purchase Oncormed stock.

                 c. No opinion is expressed as to any transaction other than the Merger as described in the Agreement or as to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.





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                 d.       This opinion has been delivered to you solely for the
benefit of Oncormed and its shareholders; it may not be relied upon for any other purpose or by any other person or entity and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in such Registration Statement and any amendment thereto.


                                        Very truly yours,


                                        /s/ Brobeck, Phleger & Harrison LLP

                                        BROBECK, PHLEGER & HARRISON LLP